Exhibit 23.3

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Euronet Worldwide, Inc. of our report dated April 28, 2003 relating to the financial statements of e-pay Limited, which appears in the Current Report on Form 8-K/A of Euronet Worldwide, Inc. filed on May 2, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

London
September 9, 2005